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                              CONSULTING AGREEMENT


         AGREEMENT, made as of this ___ day of September 1998, by and between GEN TRAK, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with offices at 5100 Campus Drive, Plymouth Meeting, PA 19462 (the "Company") and NORBERT ZEELANDER, with offices at 230 Mathers Road, Ambler, Pennsylvania 19002 ("Consultant").

         IT IS AGREED AS FOLLOWS:

         1. Service. The Company hereby requests that Consultant act as the Company's non-exclusive consultant in connection with the Company's business activities, inclusive of, but not limited to, marketing, strategic planning and corporate development, and other specified activities to be identified by the Company and Consultant in conjunction with its on-going business activities. Consultant will make a good faith effort to provide services to the Company having due regard for the other commitments and obligations of Consultant.

         2. Retainer. The Company hereby agrees to pay Consultant on the first day of each of the next 36 months commencing October 1, 1998 and ending September 1, 2001 (the "Expiration Date") a consulting fee of SEVEN THOUSAND FIVE HUNDRED ($7,500) DOLLARS per month, provided, however, that such fee shall accrue and not be payable by the Company so long as the principal of that certain Promissory Note of the Company dated September __, 1998 shall not have become currently payable.


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         3. In addition to the provisions of Paragraph 2, in the event that
Consultant shall introduce Company or its stockholders to any entity with which the Company or its stockholders during the term of this Agreement or within 18 months after the Expiration Date shall enter into a Transaction (as defined), the Company shall pay to Consultant, upon the Closing of any Transaction, an amount ("Success Fee") equal to the sum of following percentages of the Total Consideration (as defined) of such Transaction:

           Success Fee        of the          Total Consideration
           -----------        ------          -------------------

           5 percent                          up to $5 million

                                              4 percent in excess of $5 million
                                              but less  than $6 million

                                              3 percent in excess of $6 million
                                              but less than $7 million

                                              2 percent in excess of $7 million
                                              but less than $10 million

           1 percent                          in excess of $10 million

For purposes of this paragraph, a "Transaction" shall mean any transaction in which the Company acquires all or any part of the assets or stock of any other entity (other than in the ordinary course of the Company's business) or sells all or any material part of its assets other than in the ordinary course of business, or in which the shareholders of the Company sell more than 50 percent of the outstanding stock of the Company. The "Total Consideration" shall mean the entire payment received by the seller of assets or stock, including any indebtedness assumed directly or indirectly by the purchaser.



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         4. Expenses. Reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of their duties shall be paid by the Company.

         5. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         6. Complete Agreement. This Agreement constitutes the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior existing agreements or understandings between the parties with respect thereto. No modification or amendment of any of the terms and provisions of this Agreement shall be valid unless made pursuant to a writing signed by each party.

         7. Counterparts.  This Agreement may be signed in counterpart.

         8. Benefit of Agreement. This Agreement shall inure to the benefit of the parties hereto and their successors and assigns, provided, however, that the assignment of this Agreement shall not relieve any party of its obligations hereunder. This Agreement shall terminate, without further liability on the Company, automatically in the event of the death of the Consultant or upon 30 days' written notice by Company to Consultant in the event that the Consultant shall have become disabled such that the Consultant is unable to perform any services on behalf of the Company for a period of 180 consecutive days.



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         9. Notices. Except as herein provided, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, delivered by overnight courier, or three (3) days after having been mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice.

         IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.


                                 GEN TRAK, INC.


                                 By:_________________________________________



                                 ____________________________________________
                                 Norbert Zeelander




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